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IDS Utilities Income Fund, Inc.
File No. 33-20872\811-5522

Exhibit Index

Exhibit 5: Copy of Investment Management and Services Agreement between Registrant and American Express Financial Corporation, dated March 20, 1995

Exhibit 6: Copy of Distribution Agreement between Registrant and American Express Financial Advisors Inc., dated March 20, 1995

Exhibit 8(a): Copy of Custodian Agreement between Registrant and American Express Trust Company, dated March 20, 1995


Exhibit 8(b): Copy of Custody Agreement between Morgan Stanley Company and IDS Bank and Trust dated May, 1993

Exhibit 9(a): Copy of Transfer Agency Agreement between Registrant and American Express Financial Corporation, dated March 20, 1995

Exhibit 9(c):     Copy of Shareholder Service Agreement between
                  Registrant and American Express Financial Advisors Inc., dated March 20, 1995

Exhibit 9(d): Copy of Administrative Services Agreement between Registrant and American Express Financial
                  Corporation, dated March 20, 1995

Exhibit 11:       Independent Auditors' Consent

Exhibit 15: Copy of Plan and Agreement of Distribution between Registrant and American Express Financial Advisors Inc., dated March 20, 1995

Exhibit 17:       Financial Data Schedules

Exhibit 19(a): Directors' Power of Attorney to sign Amendments to this Registration Statement dated January 8, 1997